                                                                   Exhibit 10.34

                              EXECUTIVE AGREEMENT
                              -------------------

     This Executive Agreement is made and effective this 1 day of November, 2001 by and between Cardima, Inc. (the "Company") and Marianne Baldwin ("Ms. Baldwin" or "the Employee").

                                    Recitals

     WHEREAS, Ms. Baldwin is currently employed by the Company as a Vice President of Regulatory, Clinical, and Quality; and;

     WHEREAS, the Company and Ms. Baldwin would like to enter into a new Executive Agreement that sets forth the basic terms and conditions of Ms. Baldwin's continued employment with the Company;

     THE PARTIES AGREE AS FOLLOWS:

                                  Compensation

     1. Ms. Baldwin's salary shall be $145,000 on an annualized basis, which will be paid biweekly, less regular payroll deductions, and will cover all hours worked. Ms. Baldwin's salary will be reviewed annually based generally on performance and market conditions. In addition, subject to approval of the Board of Directors, Ms. Baldwin will be eligible for annual executive bonuses.

                                  Stock Grants

     2. Pursuant to earlier agreements with the Company, Ms. Baldwin has been granted options to purchase Company Common Stock. In the event of a "Change in Control" as defined in Appendix A, all of Ms. Baldwin's stock options granted will become fully vested and exercisable at this time.

               Termination Without Cause and/or Change of Control

     3. Ms. Baldwin and the Company agree that if Ms. Baldwin is terminated without "Cause" (as defined in Appendix A), Ms. Baldwin (i) will receive an additional six months of base salary, (ii) will receive a pro rata bonus based upon the bonus Ms. Baldwin received in the preceding year, (iii) will vest as to 100% of the then remaining unvested Shares, if any, and (iv) Ms. Baldwin will have ninety (90) days from the date of termination of her employment to exercise any options.

            Ms. Baldwin and the Company agree that in the event of a "Change in Control" (as defined in Appendix A) of the Company, Ms. Baldwin will vest as to 100% of the then remaining unvested Shares, if any.

                                     Duties

     4. Ms. Baldwin and the Company agree that Ms. Baldwin will continue to act as a Vice President of Regulatory, Clinical, and Quality. Ms. Baldwin acknowledges that her duties may change from time to time on reasonable notice, based on the needs of the Company and based on her skills, both as reasonably determined by the Company.

     As an exempt employee Ms. Baldwin agrees that she will, to the best of her ability and experience, loyally and conscientiously perform the duties and obligations required of her pursuant to the terms of this Agreement. Ms. Baldwin is required to follow office policies and procedures adopted from time to time by the Company and to take such general direction consistent with her positions within the Company as her superiors may give her from time to time. The Company reserves the right to change these policies and procedures at any time upon reasonable notice. (Also see Adjustments and Changes in Employment Status). Ms. Baldwin is required to devote her full business energies, efforts and abilities to her employment, unless the Company expressly agrees in writing otherwise.

                  Adjustment and Changes in Employment Status

     5. Ms. Baldwin understands that the Company reserves the right to make personnel decisions regarding her employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the business; provided that any of the foregoing changes shall be subject to her rights under this Agreement.

                Proprietary Information and Inventions Agreement

     6. Ms. Baldwin agrees that she is bound by the terms of the Company's Proprietary Information and Inventions Agreement that she executed on January 31, 2001 (the "Proprietary Information Agreement"), which is incorporated into this Agreement by reference.

                               Employee Benefits

     7. Ms. Baldwin will continue to be eligible for the Company's standard benefits package which includes, but is not limited to, health insurance benefits. Ms. Baldwin acknowledges that these benefits may change from time to time. Ms. Baldwin will be covered by workers' compensation insurance and State Disability Insurance, as required by California State law.

                               Term of Employment

     8. Ms. Baldwin acknowledges that her employment with the Company is "at-will." In other words, either she or the Company can terminate Ms. Baldwin's employment at any time for any reason, with or without cause and with or without notice. Ms. Baldwin and the Company acknowledge that any such termination will be subject to this Agreement.

                              Integrated Agreement

     9. This Agreement supercedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein. It constitutes the full, complete and exclusive agreement between Ms. Baldwin and the Company with respect to the subject matters herein. This Agreement cannot be changed unless in writing, signed by Ms. Baldwin and the Chief Executive Officer from the Company.

                                  Severability

     10. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, and the parties shall use their best efforts to find an alternative way to achieve the same result. This Agreement shall be governed by California law.

     Ms. Baldwin and the Company agree to and accept the terms expressed in this Agreement. Ms. Baldwin acknowledges that this is not an employment contract for any fixed period, and that either party may end the employment relationship at any time for any reason subject to the terms set forth above.


     /s/ Marianne Baldwin                           11/01/01
     -------------------------------                --------------------
     Marianne Baldwin                               Date



     -------------------------------                --------------------
     Cardima, Inc.                                  Date

                                   APPENDIX A
                                   ----------

     DEFINITIONS

          "Change in Control" shall mean the consummation of one of the following:

     (a) the acquisition of 50.1% or more of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company);

     (b) a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization;

     (c) the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company; or

     (d) the dissolution of the Company pursuant to action validly taken by the stockholder of the Company in accordance with applicable state law.


               "Cause" shall mean (a) Employee's willful misconduct or gross negligence in performance of his duties hereunder or material breach of this Agreement, including Employee's refusal to comply in any material respect with the legal directives of the Company's Chief Executive Officer or Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within 20 working days after written notice from the Chief Executive Officer or Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause; (b) dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony related to or adversely reflecting on the Company; or (c) Employee's incurable material breach of any element of the Company's Proprietary Information Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.